                                                Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR SECOND QUARTER FISCAL 2021

Revenue was $745.0 Million; Net Loss Attributable to Lionsgate Shareholders was $18.4 Million or Diluted Loss Per Share of $0.08; Adjusted Diluted Earnings Per Share was $0.33

Operating Income was $29.7 Million and Adjusted OIBDA was $156.0 Million

Global OTT Subscribers Grew by 2.3 Million in the Quarter, Reaching 13.7 Million

Trailing 12-Month Library Revenues Grew to Record $738.5 Million

SANTA MONICA, CA, and VANCOUVER, BC, November 5, 2020 - Global content leader Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $745.0 million and net loss attributable to Lionsgate shareholders of $18.4 million, or fully diluted loss per share of $0.08, on 220.4 million diluted weighted average common shares outstanding for the quarter ended September 30, 2020. Adjusted net income attributable to Lionsgate shareholders was $73.3 million, or adjusted diluted earnings per share of $0.33, operating income was $29.7 million, and adjusted OIBDA was $156.0 million. The Company generated cash flow from operations of $122.0 million and adjusted free cash flow of $113.0 million.

STARZ reported its best domestic OTT subscriber growth quarter ever as domestic OTT subscribers increased to 9.2 million, up from 7.4 million in the prior sequential quarter. The Company’s global OTT subscribers (including STARZPLAY Arabia, a non-consolidated equity method investee, and PANTAYA) increased by 2.3 million in the quarter to 13.7 million.

The Company also reported another strong performance from its film and television library, with $166.7 million in revenue in the quarter, as library revenue for the trailing 12 months grew to a record $738.5 million, 33% higher than the previous trailing 12-month period.

“We’re pleased to report another strong quarter, including record over-the-top subscriber growth at STARZ both domestically and internationally,” said Lionsgate CEO Jon Feltheimer. “Together with the resumption of film and television production and another great revenue performance from our library, it added up to a quarter that reflected strong financial results, acceleration of our key non-financial metrics, and affirmation of the business plan we created four years ago with the acquisition of STARZ and our pivot to the streaming world.”

Segment Results

Media Networks segment revenue of $388.3 million was up 3.8% from the prior year quarter while segment profit was $92.9 million. Revenues were driven by strong growth in domestic OTT subscribers and increased revenue from STARZPLAY International. Segment profit was down slightly primarily because the prior year quarter included a $43.7 million benefit associated with the modification of a content licensing arrangement which was partially offset by lower content amortization in the current quarter due to fewer series premieres of STARZ originals.

Motion Picture segment revenues declined to $257.6 million due to theatre closings associated with the global pandemic, partially offset by the performance of titles in the premium video-on-demand (PVOD) market and digital home entertainment platforms. Segment profit grew 63% to $83.0 million on strong demand for library content and lower distribution and marketing costs.

Television Production segment revenue declined to $197.2 million compared to $274.0 million in the prior year quarter, and segment profit was $9.9 million compared to $12.6 million in the prior year quarter, primarily due to the timing of production schedules and episodic deliveries.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2021 second quarter results at 5:00 PM ET/2:00 PM PT this afternoon, November 5. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf201105VZncNXz7.html. A full replay will become available later this afternoon by clicking the same link.

About Lionsgate

Combining the STARZ premium global subscription platform with world-class motion picture and television studio operations, Lionsgate (NYSE: LGF.A, LGF.B) brings a unique and varied portfolio of entertainment to consumers around the world. Its film, television, subscription and location-based entertainment businesses are backed by a 17,000-title library and the largest collection of film and television franchises in the independent media space. A digital age company driven by its entrepreneurial culture and commitment to innovation, the Lionsgate brand is synonymous with bold, original, relatable entertainment for the audiences it serves worldwide.

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For further information, investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital and increased costs required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2020. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission. Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/financial-reports/sec-filings.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	March 31, 2020
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$463.7	$318.2
Accounts receivable, net	376.7	522.0
Program rights	—	310.5
Other current assets	163.8	157.4
Total current assets	1,004.2	1,308.1
Investment in films and television programs and program rights, net	1,763.2	1,517.3
Property and equipment, net	94.8	140.9
Investments	32.1	40.3
Intangible assets	1,645.3	1,719.6
Goodwill	2,833.5	2,833.5
Other assets	373.4	391.5
Total assets	$7,746.5	$7,951.2
LIABILITIES
Accounts payable and accrued liabilities	$451.1	$526.9
Participations and residuals	453.0	441.9
Film obligations and production loans	309.6	353.7
Debt - short term portion	77.3	68.6
Deferred revenue	123.2	116.6
Total current liabilities	1,414.2	1,507.7
Debt	2,580.6	2,664.4
Participations and residuals	325.6	421.6
Film obligations and production loans	95.6	96.9
Other liabilities	343.8	334.9
Deferred revenue	53.5	61.3
Deferred tax liabilities	36.6	36.6
Redeemable noncontrolling interest	182.3	167.8
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 82.9 shares issued (March 31, 2020 - 83.0 shares issued)	660.8	659.2
Class B non-voting common shares, no par value, 500.0 shares authorized, 137.6 shares issued (March 31, 2020 - 136.4 shares issued)	2,254.4	2,221.7
Retained earnings (accumulated deficit)	2.4	(16.9)
Accumulated other comprehensive loss	(205.5)	(206.0)
Total Lions Gate Entertainment Corp. shareholders' equity	2,712.1	2,658.0
Noncontrolling interests	2.2	2.0
Total equity	2,714.3	2,660.0
Total liabilities and equity	$7,746.5	$7,951.2

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$745.0	$983.5	$1,558.7	$1,947.1
Expenses
Direct operating	366.8	499.4	789.8	1,067.4
Distribution and marketing	166.7	262.1	308.5	512.6
General and administration	118.8	105.9	227.8	208.5
Depreciation and amortization	49.6	50.9	97.1	91.2
Restructuring and other	13.4	7.6	16.4	13.1
Total expenses	715.3	925.9	1,439.6	1,892.8
Operating income	29.7	57.6	119.1	54.3
Interest expense	(45.7)	(48.0)	(90.2)	(97.0)
Interest and other income	0.1	2.2	1.8	5.0
Other expense	(0.7)	(3.8)	(2.3)	(6.1)
Gain (loss) on investments	(4.7)	(0.4)	0.4	(0.3)
Equity interests loss	(1.9)	(3.2)	(4.5)	(11.1)
Income (loss) before income taxes	(23.2)	4.4	24.3	(55.2)
Income tax benefit (provision)	1.5	(5.6)	0.2	(4.5)
Net income (loss)	(21.7)	(1.2)	24.5	(59.7)
Less: Net loss attributable to noncontrolling interests	3.3	3.0	8.2	7.5
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(18.4)	$1.8	$32.7	$(52.2)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income (loss) per common share	$(0.08)	$0.01	$0.15	$(0.24)
Diluted net income (loss) per common share	$(0.08)	$0.01	$0.15	$(0.24)

Weighted average number of common shares outstanding:
Basic	220.4	217.5	220.0	216.8
Diluted	220.4	219.8	220.6	216.8

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$(21.7)	$(1.2)	$24.5	$(59.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49.6	50.9	97.1	91.2
Amortization of films and television programs and program rights	250.2	418.6	531.4	855.2
Amortization of debt financing costs and other non-cash interest	12.0	3.5	18.5	7.5
Non-cash share-based compensation	25.6	14.5	40.1	24.1
Other amortization	13.9	13.6	32.2	21.8
Equity interests loss	1.9	3.2	4.5	11.1
Loss (gain) on investments	4.7	0.4	(0.4)	0.3
Deferred income taxes	—	0.5	—	0.6
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	58.1	119.5	150.6	123.7
Investment in films and television programs and program rights, net	(290.6)	(363.8)	(467.1)	(765.1)
Accounts payable and accrued liabilities	25.8	(25.3)	(94.9)	(22.4)
Participations and residuals	(39.7)	(23.9)	(85.1)	(45.8)
Film obligations	4.9	(1.5)	(46.7)	0.6
Deferred revenue	27.3	(27.8)	(1.2)	(24.6)
Net Cash Flows Provided By Operating Activities	122.0	181.2	203.5	218.5
Investing Activities:
Proceeds from the sale of other investments	—	—	5.1	—
Investment in equity method investees and other	(0.1)	(4.0)	(0.2)	(4.9)
Capital expenditures	(10.7)	(8.3)	(17.1)	(16.9)
Net Cash Flows Used In Investing Activities	(10.8)	(12.3)	(12.2)	(21.8)
Financing Activities:
Debt - borrowings	—	187.0	75.0	302.0
Debt - repayments	(17.0)	(200.2)	(109.1)	(328.5)
Production loans - borrowings	1.7	21.9	47.8	51.8
Production loans - repayments	—	(133.7)	(44.1)	(168.2)
Interest rate swap settlement payments	(6.4)	—	(8.5)	—
Repurchase of common shares	—	—	(2.2)	—
Distributions to noncontrolling interest	(1.3)	(3.3)	(2.0)	(3.6)
Exercise of stock options	—	—	—	0.5
Tax withholding required on equity awards	(3.3)	(1.5)	(5.4)	(1.8)
Net Cash Flows Used In Financing Activities	(26.3)	(129.8)	(48.5)	(147.8)
Net Change In Cash and Cash Equivalents	84.9	39.1	142.8	48.9
Foreign Exchange Effects on Cash and Cash Equivalents	2.7	(2.5)	2.7	(0.6)
Cash and Cash Equivalents - Beginning Of Period	376.1	196.0	318.2	184.3
Cash and Cash Equivalents - End Of Period	$463.7	$232.6	$463.7	$232.6

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic licensing of premium subscription video programming to distributors, and on a direct-to-consumer basis (ii) STARZPLAY International, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services internationally and (iii) Other Streaming Services, which represents primarily our majority owned premium Spanish language streaming services business, Pantaya.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$257.6	$405.8	$538.3	$803.6
Television Production	197.2	274.0	392.9	553.8
Media Networks	388.3	374.0	755.5	746.4
Intersegment eliminations	(98.1)	(70.3)	(128.0)	(156.7)
	$745.0	$983.5	$1,558.7	$1,947.1
Gross contribution
Motion Picture	$107.8	$76.8	$237.6	$109.7
Television Production	21.2	19.7	66.9	54.4
Media Networks	114.9	124.7	207.2	205.6
Intersegment eliminations	(2.7)	2.2	(10.4)	0.5
	$241.2	$223.4	$501.3	$370.2
Segment general and administration
Motion Picture	$24.8	$25.8	$53.6	$51.1
Television Production	11.3	7.1	22.0	16.8
Media Networks	22.0	20.1	42.5	40.4
	$58.1	$53.0	$118.1	$108.3
Segment profit
Motion Picture	$83.0	$51.0	$184.0	$58.6
Television Production	9.9	12.6	44.9	37.6
Media Networks	92.9	104.6	164.7	165.2
Intersegment eliminations	(2.7)	2.2	(10.4)	0.5
Total segment profit	$183.1	$170.4	$383.2	$261.9
Corporate general and administrative expenses	(27.1)	(25.4)	(53.5)	(49.5)
Adjusted OIBDA(1)	$156.0	$145.0	$329.7	$212.4
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and associated programming and content strategy, and, when applicable, certain costs related to the COVID-19 global pandemic and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses. Media Networks gross contribution and segment profit for the three and six months ended September 30, 2019 includes a benefit of $43.7 million and $36.7 million, respectively, in direct operating expenses associated with the modification of a content licensing arrangement, net of amortization for related changes in content availability and air dates.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three and six months ended September 30, 2020 and 2019:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$360.8	$361.9	$706.5	$724.8
STARZPLAY International	14.2	4.4	24.2	7.5
Other Streaming Services	13.3	7.7	24.8	14.1
	$388.3	$374.0	$755.5	$746.4
Media Networks gross contribution:
Starz Networks	$131.5	$155.1	$250.5	$274.4
STARZPLAY International	(18.8)	(27.9)	(44.4)	(67.0)
Other Streaming Services	2.2	(2.5)	1.1	(1.8)
	$114.9	$124.7	$207.2	$205.6
Media Networks general and administration:
Starz Networks	$16.4	$14.8	$31.8	$30.5
STARZPLAY International	4.3	3.8	8.0	6.9
Other Streaming Services	1.3	1.5	2.7	3.0
	$22.0	$20.1	$42.5	$40.4
Media Networks segment profit (loss):
Starz Networks	$115.1	$140.3	$218.7	$243.9
STARZPLAY International	(23.1)	(31.7)	(52.4)	(73.9)
Other Streaming Services	0.9	(4.0)	(1.6)	(4.8)
	$92.9	$104.6	$164.7	$165.2

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain costs related to the COVID-19 global pandemic, and certain programming and content charges as a result of management changes and associated changes in strategy.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.
•COVID-19 related costs include certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project, costs associated with the pausing and restarting of productions, including certain cast and crew, idle facilities and equipment costs and incremental costs associated with bad debt reserves, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include charges resulting from the implementation of changes to the Company's programming strategy and broadcasting strategy in connection with recent management changes, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its Adjusted Free Cash Flow when the payments are actually made.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, net gains or losses on investments, gain or loss on extinguishment of debt, certain programming and content charges, and COVID-19 related costs as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest and certain changes in our deferred tax valuation allowance.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Operating income	$29.7	$57.6	$119.1	$54.3
Adjusted depreciation and amortization(1)	12.1	10.2	22.1	21.1
Restructuring and other(2)	13.4	7.6	16.4	13.1
COVID-19 related costs(3)	28.4	—	38.8	—
Adjusted share-based compensation expense(4)	22.8	14.5	37.2	23.8
Purchase accounting and related adjustments(5)	49.6	55.1	96.1	100.1
Adjusted OIBDA	$156.0	$145.0	$329.7	$212.4
___________________
(1)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Depreciation and amortization	$49.6	$50.9	$97.1	$91.2
Less: Amount included in purchase accounting and related adjustments	(37.5)	(40.7)	(75.0)	(70.1)
Adjusted depreciation and amortization	$12.1	$10.2	$22.1	$21.1

(2)Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$8.5	$2.2	$10.6	$5.9
Accelerated vesting on equity awards	2.8	—	2.8	0.3
Total severance costs	11.3	2.2	13.4	6.2
COVID-19 related costs included in restructuring and other(b)	0.3	—	0.8	—
Transaction and related costs(c)	1.8	5.4	2.2	6.9
	$13.4	$7.6	$16.4	$13.1
_______________________
(a)Severance costs in the three and six months ended September 30, 2020 and 2019 were primarily related to restructuring activities in connection with cost-saving initiatives and recent acquisitions.
(b)During the three and six months ended September 30, 2020, the Company has incurred certain costs including costs primarily related to transitioning the Company to a remote-work environment and other incremental costs associated with the COVID-19 global pandemic.
(c)Transaction and related costs in the three and six months ended September 30, 2020 and 2019 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters.
(3)In connection with the disruptions associated with the COVID-19 global pandemic and measures to prevent its spread and mitigate its effects both domestically and internationally, and the related economic disruption, including the worldwide closure of theaters, international travel restrictions and the pausing of motion picture and television productions, during the three and six months ended September 30, 2020, we have incurred $28.4 million and $38.8 million, respectively, in incremental direct operating and distribution and marketing expense. These charges are also excluded from segment operating results. The costs included in direct operating expense, amounting to $22.3 million and $28.1 million in the three and six months ended September 30, 2020, respectively, primarily represent incremental costs associated with film impairment due to changes in performance expectations, the pausing and restarting of productions including certain cast and crew, idle facilities and equipment costs resulting from circumstances associated with the COVID-19 global pandemic. The costs included in distribution and marketing expense, amounting to $6.1 million and $10.7 million in the three and six months ended September 30, 2020, respectively, primarily consist of contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit. We expect to incur additional incremental costs in future periods. We are in the process of seeking insurance recovery for some of these costs, which cannot be estimated at this time, and therefore have not been recorded in our consolidated financial statements.
(4)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Total share-based compensation expense	$25.6	$14.5	$40.0	$24.1
Less: Amount included in restructuring and other(a)	(2.8)	—	(2.8)	(0.3)
Adjusted share-based compensation	$22.8	$14.5	$37.2	$23.8
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(5)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$0.6	$1.0	$0.9	$2.5
General and administrative expense	11.5	13.4	20.2	27.5
Depreciation and amortization	37.5	40.7	75.0	70.1
	$49.6	$55.1	$96.1	$100.1

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(18.4)	$1.8	$32.7	$(52.2)
Adjusted share-based compensation expense	22.8	14.5	37.2	23.8
Restructuring and other	13.4	7.6	16.4	13.1
COVID-19 related costs	28.4	—	38.8	—
Purchase accounting and related adjustments(1)	49.5	55.0	95.7	99.8
Loss (gain) on investments	4.7	0.4	(0.4)	0.3
Tax impact of above items(2)	(26.2)	(16.4)	(41.2)	(28.9)
Deferred tax valuation allowance(3)	5.3	(6.6)	(8.9)	4.5
Noncontrolling interest impact of above items	(6.2)	(7.2)	(10.9)	(14.7)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$73.3	$49.1	$159.4	$45.7

Reported Basic EPS	$(0.08)	$0.01	$0.15	$(0.24)
Impact of adjustments on basic earnings per share	0.41	0.22	0.57	0.45
Adjusted Basic EPS	$0.33	$0.23	$0.72	$0.21

Reported Diluted EPS	$(0.08)	$0.01	$0.15	$(0.24)
Impact of adjustments on diluted earnings per share	0.41	0.21	0.57	0.45
Adjusted Diluted EPS	$0.33	$0.22	$0.72	$0.21

Adjusted weighted average number of common shares outstanding:
Basic	220.4	217.5	220.0	216.8
Diluted	221.3	219.8	220.6	220.0
_________________________
(1)Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to finance lease obligations acquired in the acquisition of Starz.
(2)Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.
(3)Represents an adjustment for the net (benefit) charge from a net (decrease) increase in the valuation allowance for certain of the Company's deferred tax assets.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities(1)	$122.0	$181.2	$203.5	$218.5
Capital expenditures	(10.7)	(8.3)	(17.1)	(16.9)
Net borrowings under and (repayment) of production loans	1.7	(111.8)	3.7	(116.4)
Adjusted Free Cash Flow	$113.0	$61.1	$190.1	$85.2

________________
(1)Cash flows provided by operating activities for the three and six months ended September 30, 2020 includes a net benefit of approximately $17.5 million and $1.4 million, respectively, from the monetization of trade accounts receivable programs (three and six months ended September 30, 2019 - net benefit of approximately $106.2 million and $147.3 million, respectively).